Exhibit 3.1

THE COMPANIES ACT (AS AMENDED) COMPANY LIMITED BY SHARES Memorandum OF association of Damora Therapeutics, Inc. (ADOPTED BY SPECIAL RESOLUTION PASSED ON 9 FEBRUARY 2026 AND EFFECTIVE AS OF 16 JULY 2026)

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

DAMORA THERAPEUTICS, INC.

(ADOPTED BY SPECIAL RESOLUTION PASSED ON 9 FEBRUARY 2026

AND EFFECTIVE AS OF 16 JULY 2026)

1.
The name of the Company is Damora Therapeutics, Inc. (the “Company”).

2.
The registered office of the Company will be situated at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands or at such other location as the Directors may from time to time determine.

3.
The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”).

4.
The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.
The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.
The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.
The authorised share capital of the Company is US$5,100 divided into 500,000,000 ordinary shares with a nominal or par value of US$0.00001, and 10,000,000 preferred shares with a nominal or par value of US$0.00001 provided that subject to the Companies Act and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.
The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in any jurisdiction outside the Cayman Islands.

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

DAMORA THERAPEUTICS, INC.

(ADOPTED BY SPECIAL RESOLUTION PASSED ON 9 FEBRUARY 2026

AND EFFECTIVE AS OF 16 JULY 2026)

THE COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

DAMORA THERAPEUTICS, INC.

(ADOPTED BY SPECIAL RESOLUTION PASSED ON 9 FEBRUARY 2026

AND EFFECTIVE AS OF 16 JULY 2026)

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to Damora Therapeutics, Inc. (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

Interpretation

1.
In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Articles” means these articles of association of the Company, as amended or substituted from time to time.

“Audit Committee” means the audit committee of the Company formed pursuant to Article 132 hereof, or any successor audit committee.

“Branch Register” means any branch Register of such category or categories of Shareholders as the Company may from time to time determine.

“business day” means any day other than a Saturday, a Sunday or a U.S. Federal Holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in the United States.

“Certificate of Designation” means a certificate of designation of preferences, rights and limitations with respect to any Class of Preferred Shares (as may be amended from time to time).

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

“Companies Act” means the Companies Act (as amended) of the Cayman Islands.

“Designated Stock Exchange” means any national securities exchange or automated quotation system on which the Company’s securities are listed for trading, including but not limited to The Nasdaq Stock Market LLC, The NYSE MKT LLC, The New York Stock Exchange LLC or any OTC market.

“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof.

“Electronic Facility” means without limitation, website addresses and conference call systems, and any device, system, procedure, method or other facility whatsoever providing an electronic means of venue for a general meeting of the Company.

“Electronic Transactions Act” means the Electronic Transactions Act (as amended) of the Cayman Islands.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Initial Public Offering” means the Company’s initial public offering of securities.

“Material Ownership Interests” has the meaning given to it in Article 10(c).

“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.

“Office” means the registered office of the Company as required by the Companies Act.

“Officers” means the officers for the time being and from time to time of the Company.

“Ordinary Resolution” means a resolution:

(a)
passed by a simple majority of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or
(b)
approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“Ordinary Shares” means the ordinary Shares in the capital of the Company of $0.00001 nominal or par value designated as Ordinary Shares, and having the rights provided for in these Articles.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.

“Person” means any natural person, firm, company, joint venture, partnership, company, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“Preferred Shares” means the Preferred Shares in the capital of the Company of $0.00001 nominal or par value designated as Preferred Shares or such other Series of Preferred Shares, and having the rights provided for in these Articles.

“Proposing Person” has the meaning given to it in Article 10.

“Principal Register” means where the Company has established one or more Branch Registers pursuant to the Companies Act and these Articles, means the Register maintained by the Company pursuant to the Companies Act and these Articles that is not designated by the Directors as a Branch Register.

“Register” means the register of members of the Company required to be kept pursuant to the Companies Act and includes any Branch Register(s) established by the Company in accordance with the Companies Act.

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any similar U.S. federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Series” means a series of a Class as may from time to time be issued by the Company.

“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.

“Shareholder” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber.

“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Act.

“Solicitation Statement” has the meaning given to it in Article 10(e).

“signed” or “executed” means bearing a signature or representation of a signature affixed by mechanical means.

“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(c)
passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or
(d)
approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Synthetic Equity Interest” has the meaning given to it in Article 10.

“Timely Notice” has the meaning given to it in Article 10.

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

2.
In these Articles, save where the context requires otherwise:
(a)
words importing the singular number shall include the plural number and vice versa;
(b)
words importing the masculine gender only shall include the feminine gender and any Person as the context may require;
(c)
the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;
(d)
references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(e)
any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;
(f)
reference to a dollar or dollars or US$ (or $) and to a cent or cents is reference to dollars and cents of the United States of America;
(g)
reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;
(h)
reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and
(i)
reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another; and
(j)
any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act.
3.
Subject to the preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

Preliminary

4.
The business of the Company may be commenced at any time after incorporation.
5.
The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine.
6.
The Company shall also have and maintain an office or principal place of business at such place as may be fixed by the Directors, and may also have offices at such other places, as the Directors may from time to time determine or the business of the Company may require.
7.
The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Act and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office. The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Act; provided that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Act and the rules or requirements of any Designated Stock Exchange.

SHAREHOLDERS

Annual General Meetings

8.
For so long as the Company’s Shares are traded on a Designated Stock Exchange, the Company shall in each year hold a general meeting as its annual general meeting at such time and place (including any Electronic Facility) as may be determined by the Directors in accordance with the rules of the Designated Stock Exchange, unless such Designated Stock Exchange does not require the holding of an annual general meeting. If no annual general meeting has been held for a period of thirteen (13) months after the Company's last annual general meeting, a general meeting in lieu thereof may be held, and such general meeting shall have, for the purposes of these Articles or otherwise, all the force and effect of an annual general meeting in accordance with applicable law. In such scenario, any and all references hereafter in these Articles to any annual general meeting(s) also shall be deemed to refer to any general meeting(s) in lieu thereof.

Notice of Shareholder Business and Nominations

9.
Nominations of persons for election to the board of Directors and the proposal of other business to be considered by the Shareholders may be brought before an annual general meeting (i) by or at the direction of the board of Directors or (ii) by any Shareholder who was a shareholder of record at the time of giving of notice provided for in this Article, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in Article 10 as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a Shareholder to bring nominations or business properly before an annual general meeting, and such Shareholder must also comply with the notice and other procedures set forth in Articles 9-16 to bring such nominations or business properly before an annual general meeting.
10.
For nominations or other business to be properly brought before an annual general meeting by a Shareholder pursuant to clause (ii) of Article 9, the Shareholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary or Directors of the Company, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this Article 10 and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this Article 10. To be timely, a Shareholder's written notice shall be received by the Secretary or Directors at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual general meeting; provided, however, that in the event the annual general meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual general meeting were held in the preceding year, notice by the Shareholder to be timely must be received by the Secretary or Directors of the Company not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual general meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Notwithstanding anything to the contrary provided herein, for the first annual general meeting following the initial public offering of Ordinary Shares of the Company, a Shareholder's notice shall be timely if received by the Secretary or Directors at the principal executive offices of the Company not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual general meeting or the tenth (10th) day following the day on which public announcement of the date of such annual general meeting is first made or sent by the Company. Such Shareholder's Timely Notice shall set forth:
(a)
as to each person whom the Shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of the Company that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (v) a description of all arrangements or understandings between or among the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the Shareholder or concerning the nominee’s potential service on the board of Directors, (vi) a written statement executed by the nominee acknowledging that as a director of the Company, the nominee will owe fiduciary duties to the Company, and (vii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(b)
as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text, if any, of any resolutions or amendments to the Articles proposed for adoption, the reasons for conducting such business at the meeting, and any material interest in such business of each Proposing Person (as defined below);
(c)
(i) the name and address of the Shareholder giving the notice, as they appear on the Company's books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the Class or Series and number of all Shares of the Company which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any Shares of any Class or Series of the Company as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such Shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such Shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or Shares a right to, directly or indirectly, vote any Shares of the Company, (d) any rights to dividends or other distributions on the Shares of any Class or Series of the Company, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying Shares of the Company, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of Shares of the Company or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”) and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any Shares of the Company;
(d)
(i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting of Shareholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other Shareholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known, the class and number of all shares of the Company owned beneficially or of record by such other Shareholder(s) or other beneficial owner(s); and
(e)
a statement whether or not the Shareholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of Company required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the Shares of the Company reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such Shareholder (such statement, the “Solicitation Statement”).

For purposes of this Article 10, the term “Proposing Person” shall mean the following persons: (i) the Shareholder of record providing the notice of nominations or business proposed to be brought before a Shareholders' meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a Shareholders' meeting is made.

For purposes of Article 10(c), the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “share borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of Shares of any Class or Series of the Company, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any Shares of any Class or Series of the Company, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any Shares of any Class or Series of the Company, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any Shares of the Company, or (d) increase or decrease the voting power of any person or entity with respect to any Shares of any Class or Series of the Company.

11.
A Shareholder providing Timely Notice of nominations or business proposed to be brought before an annual general meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to these Articles shall be true and correct as of the record date for such annual general meeting and as of the date that is ten (10) business days prior to such annual general meeting, and such update and supplement shall be received by the Secretary or the Directors at the principal executive offices of the Company not later than the close of business on the fifth (5th) business day after the record date for such annual general meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the annual general meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to such annual general meeting).
12.
Notwithstanding anything in the second sentence of Article 10 to the contrary, in the event that the number of directors to be elected to the board of Directors of the Company is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of Directors made by the Company at least ten (10) days before the last day a Shareholder may deliver a notice of nomination in accordance with the second sentence of Article 10, a Shareholder's notice required by these Articles shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary or Directors of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

General

13.
Only such persons who are nominated in accordance with the provisions of these Articles shall be eligible for election and to serve as Directors and only such business shall be conducted at an annual general meeting as shall have been brought before the meeting in accordance with the provisions of these Articles. The board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of these Articles. If neither the board of Directors nor such designated committee makes a determination as to whether any Shareholder proposal or nomination was made in accordance with the provisions of these Articles, the presiding officer or chairman of the annual general meeting shall have the power and duty to determine whether the Shareholder proposal or nomination was made in accordance with the provisions of these Articles. If the board of Directors or a designated committee thereof or the presiding officer or chairman, as applicable, determines that any Shareholder proposal or nomination was not made in accordance with the provisions of these Articles, such proposal or nomination shall be disregarded and shall not be presented for action at the annual general meeting.

14.
Nothing in Articles 9-15 shall obligate the Company or the board of Directors to include in any proxy statement or other shareholder communication distributed on behalf of the Company or the board of Directors information with respect to any nominee for director or any other matter of business submitted by a Shareholder.
15.
Notwithstanding the foregoing provisions in Articles 9-15, if the nominating or proposing Shareholder (or a qualified representative of the Shareholder) does not appear at the annual general meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of in Articles 9-15, to be considered a qualified representative of the proposing Shareholder, a person must be authorized by a written instrument executed by such Shareholder or an electronic transmission delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer or chairman at the meeting of Shareholders.

For purposes of these Articles, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly furnished or filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

General Meetings

16.
Subject to the rights, if any, of the holders of any series of Preferred Shares and any Certificate of Designation, general meetings of Shareholders may be called only by the board of Directors acting pursuant to a resolution approved by the affirmative vote of a simple majority of the voting power of the Directors present at a meeting of the Directors, or in accordance with the terms set out in Article 53 of these Articles. Only those matters set forth in the notice of the general meeting may be considered or acted upon at a general meeting of Shareholders. Nominations of persons for election to the board of Directors of the Company and Shareholder proposals of other business shall not be brought before a general meeting of Shareholders unless such general meeting is held in lieu of an annual general meeting of Shareholders in accordance with Article 8, in which case such general meeting in lieu thereof shall be deemed an annual general meeting for purposes of these Articles and the terms of Articles 9-15 shall govern such general meeting.

Notice of Meetings; Adjournments; Postponements

17.
A notice of each annual general meeting stating the time, date and place (including any Electronic Facility) of such annual general meeting and the means of remote communication, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than ten (10) days nor more than sixty (60) days before the annual general meeting, to each Shareholder entitled to vote thereat as of the relevant record date for such meeting by delivering such notice to such Shareholder in accordance with Articles 122-126.
18.
Notice of all general meetings of Shareholders shall be given in the same manner as provided for annual general meetings, except that the notice of all general meetings shall state the purpose or purposes for which the meeting has been called.
19.
Notice of an annual general meeting or general meeting of Shareholders need not be given to a Shareholder if a waiver of notice is executed, or waiver of notice by electronic transmission is provided, before or after such meeting by such Shareholder or if such Shareholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.
20.
The board of Directors may postpone, cancel and reschedule any previously scheduled annual general meeting or general meeting of Shareholders and any record date with respect thereto for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Articles 9-15 or otherwise. The Directors shall make a public announcement of any cancellation or postponement or otherwise provide notice to Shareholders of any cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the Directors may determine. In no event shall the public announcement of an adjournment, cancellation, postponement or rescheduling of any previously scheduled meeting of Shareholders commence a new time period for the giving of a Shareholder's notice under these Articles.
21.
When any meeting is convened, the presiding officer or chairman may adjourn the meeting if (i) no quorum is present for the transaction of business, (ii) the board of Directors determines that adjournment is necessary or appropriate to enable the Shareholders to consider fully information which the board of Directors determines has not been made sufficiently or timely available to Shareholders, or (iii) the board of Directors determines that adjournment is otherwise in the best interests of the Company. When any annual general meeting or general meeting of Shareholders is adjourned to another time, date or place (including any Electronic Facility), notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the time, date and place (including any Electronic Facility), if any, to which the meeting is adjourned and the means of remote communications, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting; provided, however, that if the adjournment is for more than thirty (30) days from the meeting date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each Shareholder of record entitled to vote thereat and each Shareholder who, under these Articles, is entitled to such notice.
22.
The Directors shall determine the date, time and place (including any Electronic Facility), if any, of such general meeting. After determination of the date, time and place (including any Electronic Facility), if any, of the meeting, the Directors or Secretary shall cause a notice of general meeting to be given to the Shareholders entitled to vote as of the record date of such meeting, in accordance with Articles 17-21. No business may be transacted at such general meeting otherwise than specified in the notice of general meeting or pursuant to and in accordance with Articles 9-16 hereof.
23.
The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.
24.
A written waiver of any notice, signed by a Shareholder, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in such a waiver.

Quorum

25.
Except as otherwise required in any Certificate of Designation (as the case may be) or these Articles, the holders of record of one-third of the issued and outstanding Shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of Shareholders. If less than a quorum is present at a meeting, the holders of Shares representing a simple majority of the voting power present at the meeting or the presiding officer or chairman may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Articles 17-21. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The Shareholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

Voting and Proxies

26.
Except as:

(a)
otherwise provided in these Articles and subject to any rights and restrictions for the time being attached to any Share, every holder of an Ordinary Share present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, have one vote for each Ordinary Share of which he or she or the Person represented by proxy is the holder; and
(b)
otherwise provided for in a Certificate of Designation or as otherwise provided in these Articles and subject to any rights and restrictions for the time being attached to any Share, a holder of a Preferred Share shall have no voting rights.
27.
For the purpose of determining those Shareholders entitled to vote at any meeting of the Shareholders, except as otherwise provided by law, only persons in whose names are recorded on the Register on the record date, as provided in Article 39, shall be entitled to vote at any meeting of Shareholders. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a duly appointed proxy. An agent so appointed need not be a Shareholder.
28.
On a poll, votes may be given either personally or by proxy.
29.
The instrument appointing a proxy shall be either: (i) in writing under the hand of the appointor or of his or her duly authorized attorney or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorized; or (ii) given in such other manner as described in any form of proxy provided by the Company. A proxy need not be a Shareholder.
30.
An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.
31.
The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time specified in the notice convening the general meeting or, if no such time is specified, no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.
32.
Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Company receives a specific written notice to the contrary from any one of them.
33.
A resolution put to the vote of the meeting shall be decided on a poll in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting.

Action at Meeting

34.
When a quorum is present at any meeting of Shareholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a simple majority of the votes properly cast for and against such matter, except where otherwise required under these Articles (including, without limitation, Articles 92, 127, 136 and 138), any Certificate of Designation or by applicable law.

Presiding Officer

35.
The board of Directors shall designate a representative to preside over all annual general meetings or general meetings of Shareholders, provided that if the board of Directors does not so designate such a presiding officer, then the chairman of the Board, if one is elected, shall preside over such meetings. If the board of Directors does not so designate such a presiding officer and there is no chairman of the Board or the chairman of the Board is unable to so preside or is absent, then the chief executive officer, if one is elected, shall preside over such meetings, provided further that if there is no chief executive officer or the chief executive officer is unable to so preside or is absent, then the president shall preside over such meetings. The presiding officer at any annual general meeting or general meeting of Shareholders shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Articles 17-25. The order of business and all other matters of procedure at any meeting of the Shareholders shall be determined by the presiding officer.

Inspector of Elections

36.
The Company shall, in advance of any meeting of Shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Shareholders, the presiding officer or chairman shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Company. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by applicable law, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer or chairman may review all determinations made by the inspectors, and in so doing the presiding officer or chairman shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer or chairman, shall be subject to further review by any court of competent jurisdiction.

Corporations Acting by Representatives at Meetings

37.
Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorize such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of any Class of Shareholder or of the Directors or of a committee of Directors, and the Person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he or she represents as that corporation could exercise if it were an individual Shareholder or Director.

Clearing Houses

38.
If a clearing house (or its nominee) is a Shareholder of the Company it may authorize (including through an omnibus proxy form) such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any meeting of any Class of Shareholder of the Company. A person so authorized pursuant to this Article 38 shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he or she represents as that clearing house (or its nominee) could exercise if it were an individual Shareholder holding the number and Class of Shares specified in such authorization.

Record Date

39.
In order that the Company may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action, the board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of Directors, unless otherwise agreed by the Directors, and which record date: (a) in the case of determination of Shareholders entitled to vote at any meeting of Shareholders, shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the board of Directors adopts the resolution relating thereto.

DIRECTORS

Powers

40.
The powers of the Company shall be exercised, its business conducted, and its property controlled, by the board of Directors.

Number of Directors; Term of Office

41.
Subject to the rights of the holders of any Series of Preferred Shares specified by these Articles or any Certificate of Designation, the number of directors that shall constitute the board of Directors shall be fixed exclusively by resolutions adopted by a simple majority of the voting power of the authorized number of Directors then in office or in accordance with terms set out in Article 53 of these Articles. Directors need not be Shareholders. If for any reason, the Directors shall not have been elected at an annual general meeting in accordance with these Articles, they may be elected as soon thereafter as convenient at a general meeting of the Shareholders called for that purpose in the manner provided in these Articles.
42.
Subject to the rights of the holders of any series of Preferred Shares to elect additional directors specified by these Articles or any Certificate of Designation, for so long as the Company’s Shares are traded on a Designated Stock Exchange, the Directors (other than those who may be elected by the holders of any Series of Preferred Shares) shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Directors are authorized to assign Directors already in office to such classes in accordance with a resolution or resolutions adopted by the board of Directors. At the first annual general meeting of Shareholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual general meeting of Shareholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual general meeting of Shareholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual general meeting of Shareholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article 42, each Director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the board of Directors shall shorten the term of any incumbent director. Any election of directors by Shareholders shall be determined by a plurality of the votes properly cast on the election of directors.

Qualification

43.
No Director need be a Shareholder of the Company.

Vacancies

44.
Subject to the rights, if any, of the holders of any series of Preferred Shares to elect Directors and to fill vacancies in the board of Directors relating thereto in these Articles or any Certificate of Designation, any and all vacancies in the board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a simple majority of the voting power of the Directors then in office, or in accordance with the terms set out in Article 53 of these Articles, or by a sole remaining director, and not by the Shareholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Preferred Shares to elect Directors, when the number of Directors is increased or decreased, the board of Directors shall, subject to Articles 41 and 42, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full board of Directors until the vacancy is filled.

Removal

45.
Subject to the rights and restrictions of holders of any series of Preferred Shares to remove Directors specified by these Articles or any Certificate of Designation, neither the board of Directors nor any individual Director may be removed without cause.
46.
Subject to the rights and restrictions of holders of any series of Preferred Shares to remove Directors specified by these Articles or any Certificate of Designation, any individual Director or board of Directors may be removed with cause by Special Resolution (the “Requisite Removal with Cause Threshold”).
47.
At least forty-five (45) days prior to any annual general meeting or general meeting of Shareholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

For the purposes of Articles 45 and 46 and any Certificate of Designation (as the case may be), “cause” for the removal of a Director shall be deemed to exist only if such Director has been found by the affirmative vote of the Requisite Removal with Cause Threshold (provided that written advice of external legal counsel has been provided to the Company in support of such finding), or by a court of competent jurisdiction, to have been guilty of (a) wilful misconduct or fraud in the performance of such director’s duties to the Company or (b) any fraud or dishonesty or having acted in any manner which brings, or is likely to bring, such director or the Company into disrepute or is materially adverse to the Company’s interests.

Resignation

48.
A Director may resign at any time by electronic transmission or by giving written notice to the chairman, if one is elected, the chief executive officer, if one is elected, the president or the secretary, or the board of Directors. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

Director Meetings

49.
Meetings of the board of Directors may be held at such time, date and place (including any Electronic Facility) as the board of Directors may from time to time determine and publicize by means of reasonable notice (either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, telegraph or telex, or by electronic mail or other electronic means) given to any director who is not present at the meeting at which any such resolution is adopted. No further notice shall be required for meetings of the Directors.

Quorum

50.
At any meeting of the board of Directors, a simple majority of the voting power of the Directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a simple majority of the voting power of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this Article 50, the total number of Directors includes any unfilled vacancies on the Board of Directors.

Action at Directors' Meeting

51.
At any meeting of the board of Directors at which a quorum is present, the vote of a simple majority of the voting power of the Directors present shall constitute action by the board of Directors, unless otherwise required under these Articles or any Certificate of Designation (as the case may be).

Waiver of Notice

52.
A written waiver of any notice, signed by a Director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in such a waiver.

Action By Consent

53.
A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his or her appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his or her duly appointed alternate.

Manner of Participation

54.
Directors may participate in meetings of the board of Directors by means of conference telephone or other communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Articles.

Chairman

55.
The board of Directors may elect a chairman of their meetings and determine the period for which they are to hold office but if no such chairman is elected, or if at any meeting the chairman is not present after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

Committees

56.
The board of Directors, by vote of a simple majority of the voting power of the Directors then in office or in accordance with the terms set out in Article 53 of these Articles, may elect one or more committees, including, without limitation, a Compensation Committee, a Nomination and Corporate Governance Committee and an Audit Committee (in accordance with Article 132), and may delegate thereto some or all of its powers in accordance with these Articles. Except as the board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Articles for the board of Directors. All members of such committees shall hold such offices as the board of Directors may determine. The board of Directors may abolish any such committee at any time. Any committee to which the board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the board of Directors. Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

Compensation of Directors

57.
Directors shall receive such compensation for their services as shall be determined by a simple majority of the voting power of the Directors then in office or in accordance with the terms set out in Article 53 of these Articles, or a designated committee thereof.

Interested Directors

58.
A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his or her interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he or she is to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he or she may be interested therein and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.
59.
A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his or her office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his or her office from contracting with the Company either with regard to his or her tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his or her interest, may be counted in the quorum present at any meeting of the Directors whereat he or she or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he or she may vote on any such appointment or arrangement.

Director Records

60.
The Directors shall cause minutes to be made provided for the purpose of recording:
(a)
all appointments of Officers made by the Directors;
(b)
the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and
(c)
all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

Authority to Wind Up the Company

61.
The Directors shall have the authority to present a winding up petition on behalf of the Company without the sanction of a resolution passed by the Company in a general meeting.

Alternate Director

62.
Any Director may in writing appoint another Person to be his or her alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorized to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors. Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing him or her and where he or she is a Director to have a separate vote in addition to his or her own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him or her.

Such alternate shall not be an Officer solely as a result of his or her appointment as an alternate other than in respect of such times as the alternate acts as a Director. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him or her and the proportion thereof shall be agreed between them.
63.
The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company (including, for the avoidance of doubt and without limitation, any chairman (or co-chairman) of the board of Directors, one or more chief executive officers, presiding officer, presidents, a chief financial officer, a secretary, assistant secretary, vice-presidents, assistant vice-presidents, a treasurer, assistant treasurer or any other Officers as may be determined by the Directors), and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors. No Officer need be a Shareholder or a Director. Any Person may occupy more than one office of the Company at any time.
64.
The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him or her.

SHARES

Shares

65.
Subject to these Articles and to the rights and restrictions of holders of any series of Preferred Shares specified by these Articles or any Certificate of Designation and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, all Shares for the time being unissued shall be under the control of the Directors who may:
(a)
issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and
(b)
grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

66.
Subject to the rights and restrictions of holders of any series of Preferred Shares specified by these Articles or any Certificate of Designation, the Directors, or the Shareholders by Ordinary Resolution, may authorize the division of Shares into any number of Classes and sub-classes and Series and sub-series and the different Classes and sub-classes and Series and sub-series shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes and Series (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution.

67.
Any conversion of Shares may be effected in any manner available under applicable law, including redeeming or repurchasing the relevant Shares and applying the proceeds thereof towards payment for the new Shares. For the purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of amounts standing to the credit of the Company’s share premium account or out of its capital.
68.
The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason. The Company may, insofar as may be permitted by law, pay a commission to any Person in consideration of their subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

Fractional Shares

69.
The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

Calls on Shares

70.
Subject to the terms of the allotment and issue of any Shares, the Directors may from time to time make calls upon the Shareholders in respect of Shares that are not fully paid, and each Shareholder shall (subject to receiving at least 14 days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount unpaid on such Shares. The Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article.
71.
The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.
72.
If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.
73.
The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.
74.
The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him or her, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

Forfeiture of Shares

75.
If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him or her requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.
76.
The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.
77.
If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.
78.
A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.
79.
A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him or her to the Company in respect of the Shares forfeited, but his or her liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.
80.
A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.
81.
The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his or her title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

Transfer of Shares

82.
Subject to these Articles and the rules or regulations of the Designated Stock Exchange or any relevant rules of the SEC or securities laws (including, but not limited to the Exchange Act), a Shareholder may transfer all or any of his or her Shares.
83.
The instrument of transfer of any Share shall be in (i) any usual or common form; (ii) such form as is prescribed by the Designated Stock Exchange; or (iii) in any other form the Directors may determine and shall be executed by or on behalf of the transferor (or otherwise as prescribed by the rules and regulations of the Designated Stock Exchange) and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.
84.
Subject to the terms of issue thereof and the rules or regulations of the Designated Stock Exchange or any relevant rules of the SEC or securities laws (including, but not limited to the Exchange Act), the Directors may determine to decline to register any transfer of Shares without assigning any reason therefor.
85.
The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.
86.
All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

Transmission of Shares

87.
The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.
88.
Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself or herself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.
89.
A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the registered Shareholder, except that he or she shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

Alteration of Share Capital

90.
Subject to the rights and restrictions of holders of any series of Preferred Shares specified by these Articles or any Certificate of Designation, the Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.
91.
Subject to the rights and restrictions of holders of any series of Preferred Shares specified by these Articles or any Certificate of Designation, the Company may by Ordinary Resolution:
(a)
consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;
(b)
convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;
(c)
subdivide its existing Shares, or any of them into Shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and
(d)
cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.
92.
The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

Redemption, Purchase and Surrender of Shares

93.
Subject to the Companies Act and the rules of the Designated Stock Exchange, the Company may:
(a)
issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine;
(b)
purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder;

(c)
make a payment in respect of the redemption or purchase of its own Shares in any manner authorized by the Companies Act, including out of its capital; and
(d)
accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.
94.
Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.
95.
The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.
96.
The Directors may when making payments in respect of redemption or purchase of Shares, if authorized by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

Treasury Shares

97.
Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.
98.
No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Shareholders on a winding up) may be declared or paid in respect of a Treasury Share.
99.
The Company shall be entered in the Register as the holder of the Treasury Shares; provided that:
(a)
the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;
(b)
a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.
100.
Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

Capitalization of Reserves

101.
Subject to the Companies Act and these Articles, the Directors may:
(a)
resolve to capitalize an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;
(b)
appropriate the sum resolved to be capitalized to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)
paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or
(ii)
paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article 101, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)
make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalized reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;
(d)
authorize a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:
(i)
the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalization, or
(ii)
the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalized) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)
generally do all acts and things required to give effect to any of the actions contemplated by this Article 101.

Share Premium Account

102.
The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.
103.
There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price; provided that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

Certificates

104.
If so determined by the Directors, any Person whose name is entered as a member in the Register may receive a certificate in the form determined by the Directors. All certificates shall specify the Share or Shares held by that person and the amount paid up thereon; provided that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the member entitled thereto at the Shareholder’s registered address as appearing in the Register.
105.
Every share certificate of the Company shall bear legends required under the applicable laws, including the Exchange Act.

106.
Any two or more certificates representing Shares of any one Class held by any Shareholder may at the Shareholder’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of US$1.00 or such smaller sum as the Directors shall determine.
107.
If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Shareholder upon request subject to delivery of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.
108.
In the event that Shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

Modification of Rights

109.
Whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors) the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class, only be materially adversely varied or abrogated with the consent required under the terms of any Certificate of Designation (if applicable) or, where there is no Certificate of Designation or the Certificate of Designation does not provide for a consent threshold, the consent in writing of the holders of a simple majority of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a simple majority of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes. The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action.
110.
The rights conferred upon the holders of the Shares of any Class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of Shares ranking pari passu with them, subsequent to them, with preferred rights (including enhanced voting rights) or the redemption or purchase of any Shares of any Class by the Company.

DIVIDENDS

Declaration of Dividends

111.
Subject to any rights and restrictions for the time being attached to any Shares, or as otherwise provided for in the Companies Act, these Articles and any Certificate of Designation, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorize payment of the same out of the funds of the Company lawfully available therefor. Dividends may be paid in cash, in property, or in shares.
112.
Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.
113.
Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at his or her registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.
114.
If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

INDEMNIFICATION

Indemnification Of Directors, Officers, Employees and Other Agents

115.
To the fullest extent permitted by law, every Director (including, for the purposes of this Article 115, any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions or proceedings whether threatened, pending or completed, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own actual fraud, wilful default or wilful neglect as determined by a court of competent jurisdiction, (i) in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment), (ii) in the execution or discharge of his or her duties, powers, authorities or discretions, or (iii) in respect of any actions or activities undertaken by an Indemnified Person provided for and in accordance with the provisions set out above (inclusive) including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending or otherwise being involved in, (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. Each Shareholder agrees to waive any claim or right of action he or she might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his or her duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any actual fraud, wilful default or wilful neglect which may attach to such Director or Officer.
116.
No Indemnified Person shall be liable:
(a)
for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or
(b)
for any loss on account of defect of title to any property of the Company; or
(c)
on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or
(d)
for any loss incurred through any bank, broker or other similar Person; or
(e)
for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or
(f)
for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own actual fraud, wilful default or wilful neglect as determined by a court of competent jurisdiction.

117.
The Company will pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under these Articles or otherwise.
118.
The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.
119.
The rights to indemnification and advancement of expenses conferred on any Indemnified Person as set out above will not be exclusive of any other rights that any Indemnified Person may have or hereafter acquire pursuant to an agreement with the Company or otherwise.

FISCAL YEAR

120.
The fiscal year of the Company shall end on 31 December of each year or such other date as the Directors may determine.

THE SEAL

121.
The Directors may adopt and alter a Seal. The Seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be determined from time to time by the Directors.

NOTICES

122.
Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by sending it by post or courier service in a prepaid letter addressed to such Shareholder at his or her address as appearing in the Register, or by electronic mail, or by facsimile should the Directors deem it appropriate. Notice may also be served by electronic communication in accordance with the rules and regulations of the Designated Stock Exchange, the SEC and/or any other competent regulatory authority or by placing it on the Company’s website. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.
123.
Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.
124.
Any notice or other document, if served by:
(a)
post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;
(b)
facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;
(c)
courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service;
(d)
electronic mail or other electronic communication (such as transmission to any number, address or internet website (including the website of the SEC) or other electronic delivery methods as otherwise decided and approved by the Directors), shall be deemed to have been served immediately upon the time of the transmission by electronic mail or approved electronic communication, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; or
(e)
placing it on the Company’s website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

125.
Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his or her death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his or her name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him or her) in the Share.
126.
Notice of every general meeting of the Company shall be given to:
(a)
all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and
(b)
every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his or her death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

AMENDMENT OF THE ARTICLES OF ASSOCIATION

127.
Subject to the Companies Act and the rights attaching to the various Classes, including pursuant to any Certificate of Designation, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

128.
The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.
129.
The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.
130.
The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorized by the Directors or by Ordinary Resolution.
131.
The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors. The financial year of the Company is set out in Article 120.
132.
Without prejudice to the freedom of the Directors to establish any other committee, if the Shares are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the Directors shall establish and maintain an audit committee (the “Audit Committee”) as a committee of the board of Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the SEC and the Designated Stock Exchange.
133.
The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

Winding Up

134.
If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as he or she thinks fit in satisfaction of creditors’ claims.
135.
If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes, including, by reference to the rights and restrictions attached to such Shares under these Articles or any Certificate of Designation. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

Registration By Way Of Continuation

136.
The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article 136, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

Mergers and Consolidation

137.
The Company may merge or consolidate in accordance with the Companies Act.
138.
To the extent required by the Companies Act, the Company may by Special Resolution resolve to merge or consolidate the Company.

Exclusive Jurisdiction and Forum

139.
Unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Memorandum of Association, the Articles or otherwise related in any way to each Shareholder’s shareholding in the Company, including but not limited to:
(a)
any derivative action or proceeding brought on behalf of the Company;
(b)
any action asserting a claim of breach of any fiduciary or other duty owed by any current or former Director, Officer or other employee of the Company to the Company or the Shareholders;
(c)
any action asserting a claim arising pursuant to any provision of the Companies Act, the Memorandum of Association or the Articles; or
(d)
any action asserting a claim against the Company concerning its internal affairs.

140.
Subject to Article 142 below, each Shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes.
141.
Without prejudice to any other rights or remedies that the Company may have, each Shareholder acknowledges that damages alone would not be an adequate remedy for any breach of the exclusive jurisdiction and forum provisions set out above and that accordingly the Company shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of those provisions.
142.
Articles 139, 140 and 141 shall not apply to any action or suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.